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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1998, on our audits of the consolidated financial statements of Medical Alliance, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.





                                                      PricewaterhouseCoopers LLP




Dallas, Texas
July 22, 1998